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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use in this Registration Statement on Form S-4 of our report, dated March 13, 1997 relating to the financial statements of Tri-State Outdoor Media Group, Inc., which appears in the Registration Statement. We also consent to the reference to us under the headings "Experts", "Change in Accountants" and "Selected Historical Financial and Other Data" in such Registration Statement. However, it should be noted that McGrail, Merkel, Quinn & Associates has not prepared or certified such "Selected Historical Financial and Other Data".

                                         /s/  MCGRAIL MERKEL QUINN &
                                        ASSOCIATES

                                        ----------------------------------------
                                           McGrail Merkel Quinn & Associates

Scranton, Pennsylvania

October 29, 1998